PROMISSORY NOTE


$6,225,000.00             Dallas, Texas       Effective as of September 28, 1998


         FOR VALUE RECEIVED, ROCK CREEK FUND XI, LTD., a Texas limited partnership ("Maker"), hereby promises to pay to the order of NATIONSBANK, N.A., a national banking association ("Lender"), at its banking house in the City of Dallas, Dallas County, Texas, the principal sum of SIX MILLION TWO HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($6,225,000.00) (the "Maximum Principal Amount") (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding, as hereinafter provided.

         1. Definitions. When used in this Note, the following terms shall have the following meanings:

                  (a) "Adjusted LIBOR Rate" means a rate per annum equal to the quotient (rounded upwards, if necessary, to the next higher one/one-hundredth [1/100] of one percent [1%]) obtained by dividing (i) the applicable "Euro-Dollar Rate" (as such term is hereafter defined) by (ii) 1.00 minus the "Euro-Dollar Reserve Percentage" (as such term is hereafter defined) and increased by the amount of any impositions, assessments or other reserves (collectively, the "Assessments") to which Lender or any participant (a "Participant") in the Loan may be or become subject, including, but not limited to, the cost of Federal Deposit Insurance Corporation insurance or other insurance, and other fees, assessments and surcharges allocable to Lender's sale of the certificate(s) of deposit that establish the Euro-Dollar Rate with respect to a particular Matching Funds Election; provided that the Adjusted LIBOR Rate shall automatically be adjusted from time to time during the term of a Matching Funds Election to account for any fluctuations in the Euro-Dollar Reserve Percentage and the other costs to Lender of such Assessments.

                  (b)      "Election" means a Matching Funds Election.

                  (c)      "Euro-Dollar  Business  Days"   means  any   domestic
         business  day  on   which  commercial  banks are open for international
         business (including dealings in U.S. dollar deposits) in London.

                  (d) "Euro-Dollar Reserve Percentage" means for any day during the term of this Note, that percentage (expressed as a decimal) that is in effect on such day, as the same is prescribed by the Board of Governors of the Federal Reserve System (or its successor) for determining the maximum reserve requirement for Lender or any Participant in respect of "Euro-currency liabilities" (or in respect of any other category of liabilities which includes deposits, by reference to which the interest rate on a borrowing is determined, or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

                  (e) "Formula Rate" means the per annum interest rate, calculated for the applicable day, equal to the "Prime Rate" (as such term is hereafter defined) for that day, computed for the actual number of calendar days elapsed during which the principal of this Note is outstanding but as if each year consisted of 360 days, subject to the controlling terms of Section 2(d) hereinbelow.

                  (f) "Euro-Dollar Rate" means the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of any interest period for a term comparable to such interest period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of an interest period for a term comparable to such interest period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                  (g) "Matching Funds Election" means an election by Maker to cause the principal balance of the Loan to be segregated into a separate account and to bear interest at the applicable "Matching Funds Rate" rather than the "Stated Rate" (as such terms are hereafter defined) for the term of the Election.

                  (h) "Matching Funds Principal" means the then-outstanding principal balance of the Loan at the time of an effective Election.

                  (i)   "Matching   Funds   Rate"   means  a  rate  one  hundred
         seventy-five (175) basis points (the "LIBOR Rate Adjustment") per annum in excess of the Adjusted LIBOR Rate as it exists from time to time.

                  (j) "Maturity Date" means the first to occur of (i) October 1, 2001; (ii) the date on which the entity comprising the Maker ceases to exist; or (iii) the date on which Maker makes a Disposition [as defined in the Mortgage (hereinafter defined)] of all or any portion of the Property (hereinafter defined), other than a Permitted Disposition.

                  (k)      "Maximum  Lawful  Rate"    shall   have  the  meaning
         ascribed  to such term in  Section 13 hereof.

                  (l) "Outstanding Principal Balance" means the portion of the Maximum Principal Amount then advanced and outstanding and payable from Maker to Lender in accordance with this Note. The Outstanding Principal Balance shall be reduced by any Principal Reduction Payment and interest earned on the Principal Reduction Account, as described hereinbelow.

                  (m) "Past Due Rate" means, on any day, a rate per annum equal to the lesser of (a) the Maximum Lawful Rate, or (b) the Stated Rate plus four percent (4%) per annum computed for the actual number of calendar days elapsed during which such a past due amount is outstanding.

                  (n) "Prime Rate" means that variable rate of interest per annum established and announced by Lender at its principal office in Dallas, Texas from time to time as its "prime rate." Such rate is set by Lender as a general reference rate of interest, taking into account such factors as Lender may deem appropriate, it being understood that it is not necessarily the lowest or best rate actually charged to any customer or a favored rate and that Lender may make various business or other loans at rates of interest having no relationship to that rate.

                  (o) "Stated Rate" means, on any day, a rate per annum equal to and calculated on the basis of the Formula Rate. If on any day the Stated Rate shall exceed the maximum permitted by application of the Maximum Lawful Rate in effect on that day, the Stated Rate shall be fixed at the maximum permitted by application of the Maximum Lawful Rate on that day and on each day thereafter until the total amount of interest accrued at the fixed Stated Rate on the unpaid balance of this Note equals the total amount of interest which would have accrued if there were no limitation by the Maximum Lawful Rate and the Stated Rate had not been so fixed.

         2        Interest. As hereinafter  provided, the  principal  balance of this Note may be segregated into separate accounts and shall bear interest as follows:

                  (a) At any time when the principal balance of this Note as is not subject to an effective Election, such balance shall constitute one account (the "Stated Rate Account") and shall bear interest prior to an Event of Default or maturity at a varying rate per annum equal to the lesser of (i) the Maximum Lawful Rate, or (ii) the Stated Rate.

                  (b) The principal balance of this Note which may from time to time be subject to an effective Election shall constitute a separate account (the "Matching Funds Account") and shall bear interest prior to an Event of Default or maturity at a rate per annum equal to the lesser of (i) the Maximum Lawful Rate, or (ii) the Matching Funds Rate applicable to such Election.

                  (c) Any principal of, and to the extent permitted by applicable law any interest on, this Note which is not paid when due shall bear interest at a varying rate per annum equal to the Past Due Rate from the date due and payable until paid.

                  (d) Subject always to limitation by the Maximum Lawful Rate, interest on this Note shall be calculated on the basis of the 360-day method, which computes a daily amount of interest for a hypothetical year of 360 days, then multiplies such amount by the actual number of days elapsed in an interest calculation period.

                  (e) Without notice to Maker or anyone else, the Prime Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the amount by which the Lender's prime rate and such maximum nonusurious rate of interest permitted by applicable law, respectively, fluctuate, subject always to limitation of the Stated Rate and the Past Due Rate by the Maximum Lawful Rate.

         3        Payment of Principal and Interest.

                  (a) The entire principal balance of this Note then unpaid and all interest then outstanding shall be due and payable on the Maturity Date or upon any earlier termination of this Note.

                  (b) Accrued but unpaid  interest  shall be due and payable (i)
         in monthly installments beginning on November 1, 1998, (ii) continuing on the first (1st) day of each consecutive calendar month thereafter before maturity, and (iii) at the final maturity of this Note. Maker agrees and acknowledges that Lender has no obligation to give notice to Maker of the amount of interest which is due and payable each month. Maker further agrees and acknowledges that Maker is solely responsible for, and shall not be relieved of, its obligation to pay such interest on the first day of each month until maturity of this Note, notwithstanding the fact that notice of such amount may not have been sent by Lender and/or received by Maker even if Lender regularly gives such notice.

                  (c) Whenever any payment shall be due under this Note on a day which is not a "Business Day" (as such term is hereafter defined), the date on which such payment is due shall be extended to the next succeeding Business Day. "Business Day" means a day other than a Saturday, Sunday or other day on which national banks in Dallas, Texas are authorized or required to be closed.

                  (d) All principal,  interest and other sums payable under this
         Note shall be paid,  not later than 2:00  o'clock p.m.  (Dallas,  Texas time) on the day when due, in immediately available funds and in lawful money of the United States of America. Funds received after 2:00 o'clock p.m. (Dallas, Texas time) shall be treated for all purposes as having been received by Lender on the Business Day next following the date of receipt of such funds. Any payment under this Note or under any other "Loan Document" (as such term is hereafter defined) other than in the required amount in good, unrestricted U.S. funds immediately available to the holder hereof shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the holder hereof in such funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.

                  (e) Except to the extent specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the "secured indebtedness" (as defined in the Mortgage) in the order and manner which the holder hereof shall deem appropriate, any instructions from Maker to the contrary notwithstanding. All payments made as scheduled on this Note shall be applied, to the extent thereof, first to accrued but unpaid interest and the balance to unpaid principal. All prepayments on this Note shall be applied, to the extent thereof, first to accrued but unpaid interest which is then past due under the terms of this Note and the balance to the remaining principal installments. Nothing herein shall limit or impair any rights of the holder hereof to apply as provided in the Loan Documents any past due payments, any proceeds from the disposition of any collateral by foreclosure or other collections after an Event of Default. Except to the extent specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness secured by the Mortgage in such order and manner as the holder hereof shall deem appropriate, any instructions from Maker or anyone else to the contrary notwithstanding.

         4        Prepayment.  Maker may at any time pay the full  amount or any part of this Note without payment of any premium or fee; provided, however, that if Maker prepays any portion of the Matching Funds Account prior to the expiration of the term of the Matching Funds Election applicable to such portion, Maker shall pay Lender the prepayment charges hereinafter described in
Section 7 hereof. All prepayments shall be applied first to accrued interest, the balance to principal. Such prepayment charges are not a penalty but, rather, are agreed to by Maker and Lender as representing reasonable charges for costs incurred by Lender.

         5        Mortgage. This  Note has been issued in connection with and is secured by, among other things, a certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing of even date herewith executed by Maker for the benefit of Lender, covering and affecting certain property (the "Property") located in Portland, Oregon, more fully described therein (which, as it may have been or may be amended, restated, modified or supplemented from time to time, herein called the "Mortgage"). Lender is entitled to the benefits of and security provided for in the Mortgage. This Note, the Mortgage, any guaranty executed in connection therewith and any other document now or hereafter evidencing, securing, guaranteeing or executed in connection with the loan currently evidenced by this Note are, as the same have been or may be amended, restated, modified or supplemented from time to time, herein sometimes called individually a "Loan Document" and together the "Loan Documents." Terms used herein with initial capital letters and not defined herein, if any, have the meanings given them in the Mortgage. Any notice required or which any party desires to give under this Note shall be given and effective as provided in the Mortgage.

         6        Matching Funds Election.

                  (a) From time to time during the term of the Loan, so long as no Event of Default has occurred and is continuing, Maker may elect to cause the then-outstanding principal amount of the Loan to bear interest at the Matching Funds Rate rather than the Stated Rate; provided, however, that (i) Maker may not exercise an Election at any time when the Matching Funds Rate would exceed the Maximum Lawful Rate,
         (ii) no more than one Election may be in force at any time, and (iii) such Election must include the entire outstanding principal of the Loan. Upon the effective date of the Election, the Loan shall bear interest prior to an Event of Default or maturity from the effective date of the Election to the end of the term of the Election at the Matching Funds Rate applicable on the effective date of the Election; provided that the Matching Funds Rate shall be adjusted from time to time during the term of the Election in accordance with any fluctuations in the Adjusted LIBOR Rate caused solely by fluctuations in the Euro-Dollar Reserve Percentage and the Assessments referenced in Section l(a)(ii) hereinabove.

                  (b) Maker shall inform Lender when Maker wishes to exercise an Election, and Lender shall advise Maker as to the then applicable Matching Funds Rates and the available periods for which Maker may exercise the Election. To exercise the Election, Maker shall advise Lender by 1:00 p.m. (Dallas, Texas time) at least three (3) days prior to the desired effective date of the Election of (i) the desired effective date of the election and (ii) the desired term of the Election, which term shall be a 30, 60, 90 day period, provided that the term of an Election for the Adjusted LIBOR Rate must not end on a day other than a Euro-Dollar Business Day, and no Election may end on a day that is later than the stated maturity date of this Note. The Election shall become effective three (3) Euro-Dollar Business Days following the date of Maker's advising Lender of the particular terms of the Election. On or before the effective date of the Election, Maker shall execute and deliver to Lender a written confirmation of (i) the amount of the Matching Funds Principal, (ii) the term of the Election and (iii) the initial Matching Funds Rate applicable to the Election.


                  (c) Maker may not extend an Election beyond the original term thereof at the Matching Funds Rate applicable during the original term. However, at the end of the term of an Election, Maker may make an additional Election to cause the Matching Funds Principal to bear interest at the Matching Funds Rate applicable on the day of the expiration of the prior Election for the term of the new Election by so advising Lender three (3) Euro-Dollar Business Days before the expiration of the prior Election, and giving to Lender a written confirmation by the effective date of the new Election in the manner specified above accompanied by the payment of an additional fee if any is required by this Note. Otherwise, upon the expiration of the prior Election, the Matching Funds Principal shall bear interest prior to an Event of Default or maturity at the Stated Rate.

                  (d) Notwithstanding any other provision of this Note, if (i) any change in applicable law, rule or regulation or in the interpretation or administration thereof shall make it unlawful for Lender to issue certificates of deposit or impair or restrict Lender's ability to do so for terms and at rates which permit Lender to respond to an Election by obtaining funds at the Adjusted LIBOR Rate, or (ii) Lender reasonably determines that by reason of circumstances affecting the Interbank euro-dollar market generally, either adequate or reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for any period, or (iii) Lender reasonably determines that it is impracticable for Lender to obtain funds against which to match Matching Funds Principal in connection with an Election (by purchasing U.S. Dollars in the Interbank euro-dollar market); then, in any of the foregoing instances, Maker's right to make any further Elections or to continue any Elections then in force shall be suspended for the duration of such illegality or impairment or restriction.

         7        Prepayment of Matching Funds Principal. If Maker  prepays  the
Matching Funds Principal prior to the expiration of the term of the Matching Funds Election applicable thereto, Maker shall pay Lender a prepayment fee in an amount calculated as follows:

                             D  x  (A-B)  x    C
                                             -----
                                              360

         A = the 360-day interest yield (as of the beginning of the term of the applicable Matching Funds Election and expressed as a decimal) on a U.S.
Government Treasury bill, note or bond (a "Treasury Obligation") selected by Lender in Lender's reasonable discretion and having, as of the beginning of the term of the applicable Election, a remaining term until its maturity approximately equal to the term of the Election.

         B = the 360-day interest yield (as of the Business Day immediately preceding the prepayment date and expressed as a decimal) on a Treasury Obligation selected by Lender in Lender's reasonable discretion and having, as of the Business Day preceding the prepayment date, a term approximately equal to the unexpired term of the term of the applicable Matching Funds Election.

         C = the number of calendar days from the date of prepayment to the date on which the applicable Matching Funds Election would have expired but for the prepayment.

         D = the amount of the Matching Funds Principal that is being prepaid.

The amount so determined shall then be discounted to its present value as of the date of prepayment; the interest rate used to compute such discount shall be the rate used in item B in the above formula. In no event shall the result of A-B be less than 0.00.

         The Treasury Obligation selected by Lender shall be from among those included in the over the counter quotations supplied to The Wall Street Journal by the Federal Reserve Bank of New York City based on transactions of $1,000,000 or more.

         It is expressly understood that all provisions of this Note, including but not limited to the provisions regarding the charging of interest at a Matching Funds Rate for the term of an Election, are subject to the provisions hereof limiting the amount of interest contracted for, charged, received or collected hereunder to the maximum amount permitted under applicable law.

         8        Loan  Limitation.  Notwithstanding  anything in this Agreement to the contrary, the amount of the Loan, at the time of the initial disbursement of the proceeds of the Loan, shall not exceed an amount equal to the lesser of the following: (i) the amount equal to sixty percent (60%) of the fair market value of the Mortgaged Property, as reflected in an appraisal acceptable to Lender; or (ii) the amount which would allow a Debt Coverage Ratio (hereinafter defined) of not less than 1.40 to 1.00, as calculated in accordance with the other terms and provisions therefor as herein required. In calculating the debt service coverage ratio specified above, the calculation shall be based on annual (or, if applicable, annualized) Net Operating Income (hereinafter defined) and applicable debt service for the corresponding annual (or annualized) period (being all principal and interest payments required or anticipated, if annualized, pursuant to the Note). As used herein, the following terms shall have the following meanings:

                  (a) "Operating Expenses" for each such applicable annual period shall mean all reasonable expenses in an amount equal to the greater of (i) that amount equal to the product of the number of units contained on the Mortgaged Property multiplied by $3,500.00 per unit, or (ii) those amounts actually incurred and paid by Owner with respect to the ownership, operation, management, leasing and occupancy of the Mortgaged Property determined on a cash basis, except as otherwise specified herein, including, but not limited to, any and all of the following (but without duplication of any item):

                           (i) ad valorem  taxes  calculated on an accrual basis
                  (and not on the cash basis) of accounting for the calendar period; such accrual accounting for ad valorem taxes shall be based upon taxes actually assessed for the current calendar year, or if such assessment for the current year has not been made, then until such assessment has been made (and with any retroactive adjustments for prior calendar months as may ultimately be needed when the actual assessments has been made), ad valorem taxes for the calendar period shall be estimated to be an amount equal to one hundred percent (100%) of the assessment for the immediately preceding calendar period;

                           (ii) foreign, U.S., state and local sales, use or other taxes (except for taxes measured by net income);

                           (iii)    special  assessments   or  similar   charges
                  against the Mortgaged Property;

                           (iv) costs of utilities, air conditioning and heating for the Mortgaged Property to the extent not paid by lessees or tenants;

                           (v) maintenance and repair costs for the Mortgaged Property, including the replenishment of any reserve account(s) required by Lender pursuant to the Loan Documents and assuming, at a minimum, an annual capital expenditure of $300 per unit;

                           (vi) the greater of actual  management fees under any
                  management agreement for the Property or an assumed annual management fee of four percent (4%) of the annual Gross Income of the Property;

                           (vii) all salaries, wages and other benefits to "on-site" employees of Owner or its property manager (excluding all salaries, wages and other benefits of officers and supervisory personnel, and other general overhead expenses of Owner and its property manager) employed in connection with the leasing, maintenance and management of the Mortgaged Property;

                           (viii) insurance premiums calculated on an accrual basis (and not on the cash basis) of accounting for the calendar period; such accrual accounting for insurance premiums shall be based upon the insurance premiums for the Mortgaged Property which was last billed to Owner, adjusted to an annualized premium if necessary, and multiplied by one hundred percent (100%);

                           (ix) costs, including leasing commissions, advertising and promotion costs, to obtain new leases or to extend or renew existing leases, and the costs of work performed and materials provided to ready tenant space in the Property for new or renewal occupancy under leases;

                           (x) outside  accounting  and audit fees and costs and
                  administrative expenses in each case reasonably incurred by Owner in connection with the direct operation and management of the Mortgaged Property;

                           (xi) any payments,  and any related interest thereon,
                  to lessees or tenants of the Mortgaged Property with respect to security deposits or other deposits required to be paid to tenants but only to the extent any such security deposits and related interest thereon have been previously included in Gross Income; and

                           (xii) to the extent not included in any other Operating Expense category, the sums actually paid by Owner into any tax accounts or other reserve account(s) for the time period in question and approved by Lender.

Notwithstanding anything to the contrary as being included in the definition of Operating Expenses, there shall be excluded from Operating Expenses the following: (i) depreciation and any other non-cash deduction allowed to Owner for income tax purposes; (ii) any compensation or fees paid to leasing agents, brokers or other third parties or affiliates of Owner which are in excess of reasonable and necessary compensation or fees which would be payable to unrelated third parties in arms' length transactions for similar services in the area in which the Mortgaged Property is located; (iii) all salaries, wages and other benefits to "off-site" employees and all other general "off-site" overhead expenses of Owner, its property manager or other professional manager of the Mortgaged Property; (iv) any and all payments of ad valorem taxes for either real or personal property (except for the accrual amount allowed pursuant to subpart (i) above); (v) any and all payments of insurance premiums (except for the accrual amount allowed pursuant to subpart (viii) above); (vi) the initial funding of the reserve account and any subsequent replenishment thereof up to or exceeding the amount required pursuant to the Loan Documents; (vii) any and all principal, interest or other costs paid under or with respect to the Loan, and the subordinate loans or with respect to any other financings with respect to the Mortgaged Property, whether unsecured or secured by all or any portion of the Mortgaged Property; and (viii) capital improvements (only to the extent not paid from any reserve account).

                  (b) "Gross Income" for each such applicable annual period shall mean rentals, revenues and other recurring forms of consideration, received by, or paid to or for the account of or for the benefit of, Owner resulting from or attributable to the operation, leasing and occupancy of the Mortgaged Property determined on a cash basis (except as specified herein) and using for all calculations hereunder the greater of (i) actual vacancy of the Mortgaged Property at the time of such calculation or (ii) a vacancy factor of seven percent (7%), including, but not limited to, the following:

                           (i)      rents  by   any  lessees or  tenants of  the
                   Mortgaged Property;

                           (ii) proceeds received by or for the benefit of Owner in connection with any rental loss or business interruption insurance with respect to the Mortgaged Property;

                           (iii)    any other fees or rents  collected  by,  for
                  or  on   behalf  of  Owner with  respect to  the   leasing and
                  operating the Mortgaged Property; and

                           (iv) interest, if any, earned by Owner on security and other type deposits of and advance rentals paid by, any lessees or tenants of the Mortgaged Property.

Notwithstanding anything included within the above definition of Gross Income, there shall be excluded from Gross Income the following: (i) any security or other deposits of lessees and tenants (even when applied to sums due under leases); (ii) rents and receipts received by or for the benefit of Owner with respect to services provided by Owner to lessees relating to the Mortgaged Property; (iii) the proceeds of any financing or refinancing with respect to all or any part of the Mortgaged Property which has been previously approved in writing by Lender; (iv) the proceeds of any sale or other capital transaction (excluding leases for occupancy purposes only) of all or any portion of the Mortgaged Property; (v) any insurance or condemnation proceeds paid with respect to the Mortgaged Property to the extent such proceeds are available and are used to restore or rebuild the Mortgaged Property as may be permitted in accordance with the terms of the Mortgage, except for rental loss or business interruption insurance; (vi) any insurance and condemnation proceeds applied in reduction of the principal of the Note in accordance with the terms of the Loan Documents; and (vii) any Collateral Account Payment (hereinafter defined) on deposit with Lender in the Collateral Account (hereinafter defined); provided, however, nothing set forth herein shall in any manner imply Lender's consent to a sale, refinancing or other capital transaction.

                  (c) "Net Operating Income" for the applicable annual period shall mean all Gross Income for such annual period less all Operating Expenses for such corresponding annual period, as determined or approved by Lender.


                  (d) "Debt Coverage Ratio" means the ratio of (i) Net Operating Income from the Property for any calendar month in question, as verified to Lender, to (ii) the greater of (A) the amount of principal and interest that would be due monthly on a promissory note with an outstanding principal balance equal to the Outstanding Principal Balance and an obligation of Maker to pay equal monthly installments of principal and interest calculated by amortizing the Outstanding
         Principal Balance over twenty-five (25) years at a rate of interest equal to the higher of (1) nine percent (9%) per annum or (2) the per annum rate equal to the Treasury Note Rate plus 250 basis points, or
         (B) the actual monthly interest payment due under the Note for the calendar month in question. In determining the Outstanding Principal Balance for the purposes of this Section 8 of the Note, no monies deposited in any Accounts (hereinafter defined) or any interest earned thereon shall be considered to reduce the Outstanding Principal Balance unless and until such deposits and interest have actually been applied to the Loan in accordance with Section 9 of this Note. As used herein, the term "Treasury Note Rate" means the latest Treasury Constant Maturity Series yields reported, as of the first day of the calendar month in question, in the Federal Reserve Statistical Release H.15
         (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to seven (7) years. Such implied yield shall be determined, if necessary, by (i) converting U.S Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between reported yields.

         9        Additional Financial Covenants.

                  (a) Maker shall establish an interest bearing principal reduction account (the "Principal Reduction Account") with Lender.
         Concurrently herewith, Maker shall execute and deliver to Lender a "Security Agreement" (herein so called) granting to Lender a security interest in the Principal Reduction Account and the Collateral Account (hereinafter defined; the Principal Reduction Account and the Collateral Account are sometimes hereinafter collectively referred to as the "Accounts"), including all monies deposited in the Accounts at any time and all interest earned thereon. On December 31, 1998, Maker shall deposit into the Principal Reduction Account monies, which shall not include any proceeds of the loan evidenced by the Note, in an amount equal to two and one-half percent (2.50%) of the Outstanding Principal Balance (the "Principal Reduction Payment"). On each of March 31, June 30, September 30 and December 31 1999, and March 31, June 30, September 30, and December 31, 2000, and March 31, June 30, 2001 Maker shall deposit into the Principal Reduction Account a Principal
         Reduction Payment equal to one and 25/100 percent (1.25%) of the Outstanding Principal Balance. Interest earned on deposits in the Principal Reduction Account may be used as a part of the next-due
         Principal Reduction Payment. Provided there has been no Event of Default (as hereinafter defined), then (i) on each of January 15, 1999, January 15, 2000 and January 15, 2001, as applicable, Lender shall apply all sums then on deposit in the Principal Reduction Account (together with all interest earned thereon that has not already been used as part of a Principal Reduction Payment) to the Loan to reduce the amount of the Outstanding Principal Balance on the Note and (ii) all Principal Reduction Payments made in the year 2001 and interest earned thereon will be applied to reduce the Outstanding Principal Balance on the Note at the end of the Term; provided, however, if an Event of Default has occurred, then upon any such Event of Default, Lender may exercise all remedies available to Lender under the Security Agreement or any other Loan Document, including using the funds on deposit in the Principal Reduction Account and all interest thereon at Lender's discretion for any purpose permitted under the Loan Documents.

                  (b) Maker shall provide to Lender, on a monthly basis, the financial and operating information required by the Mortgage. If, at the end of any quarter of a calendar year, such data indicates that the Debt Coverage Ratio for the Property is less than 1.40 to 1.00, then Lender shall so notify Maker and, within five (5) business days of such notice, Maker (i) shall establish with Lender a collateral account (the "Collateral Account") and (ii) shall deposit into the Collateral Account sufficient funds, which shall not include any proceeds of the loan evidenced by the Note, such that if such funds were to be applied to reduce the Outstanding Principal Balance, the Debt Coverage Ratio would return to a ratio equal to or greater than 1.40 to 1.00 (the "Collateral Account Payment"). A Collateral Account Payment shall not be applied to reduce the Outstanding Principal Balance, but, unless an Event of Default has occurred, shall be held by Lender pursuant to the terms of the Security Agreement and this Note. If the Debt Coverage Ratio for the Property at the end of the next calendar year quarter (or any subsequent quarter) is equal to or greater than 1.40 to 1.00, then within twenty (20) days after Lender's determination of such ratio,

         Lender shall refund to Maker any Collateral Account Payment then on deposit in the Collateral Account. If during any subsequent quarter of a calendar year the Debt Coverage Ratio is again less than 1.40 to 1.00, Maker shall make an additional Collateral Account Payment in an amount such that if such Collateral Account Payment were to be applied to reduce the Outstanding Principal Balance, the Debt Coverage Ratio would return to a ratio equal to or greater than 1.40 to 1.00; provided, however, that so long as no Event of Default has occurred, any funds then being held in the Collateral Account shall be applied to reduce the amount of such subsequent Collateral Account Payment. The Security Agreement shall also grant to Lender a security interest in all funds deposited in the Collateral Account and all interest earned thereon. If an Event of Default has occurred, Lender may exercise all remedies available to Lender under the Security Agreement, including using the funds in the Collateral Account and all interest thereon at Lender's discretion for any purpose permitted under the Loan Documents. If no Event of Default has occurred, upon the end of the Term or earlier payment in full to Lender of the Outstanding Principal Balance under this Note, any monies then on deposit in the Collateral Account and any interest earned thereon shall, at Maker's election, (i) be applied to reduce such Outstanding Principal Balance or (ii) be paid by Lender to Maker.

         10       Events of Default.  The occurrence of any one of the following shall be a default under this Note ("Event of Default"):

                  (a) Any principal and interest payment and any other sum of money due under this Note, including any Earnings Deposit, any Principal Reduction Payment or any obligation involving the payment of money by Maker under the Loan Documents is not paid within five (5) days after written notice from Lender that such payment is due; provided that such five (5) day grace period shall not be applicable to sums due and payable at the Maturity Date or upon prepayment, by acceleration or otherwise; or

                  (b)      The Debt Coverage Ratio for the Property falls  below
         1.25 to 1.00; or

                  (c) The occurrence of any other default, breach or Event of Default (however such term is defined therein or whether or not such term is defined) under any Loan Document and such default or Event of Default is not cured within any applicable notice and cure periods provided therein.

         Any  Event of  Default  under  this  Note  shall  constitute  a default
(however such term is defined therein or whether or not such term is defined therein) under each of the Loan Documents, and any default, breach, or event of default (however such term is defined therein or whether or not such term is defined therein) under any of the Loan Documents shall constitute an Event of Default under this Note and under each of the Loan Documents. Upon the occurrence of an Event of Default, the holder hereof shall have the right to declare the unpaid principal balance and accrued but unpaid interest on this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at law or in equity.

         11       No Waiver by Holder.  Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other remedies existing at law or in equity, and the holder hereof shall, in addition to the remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not
(i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

         12       Collection of Costs.  If any holder of  this  Note  retains an attorney in connection with any Event of Default or at maturity or to collect, enforce, or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this Note or any other Loan Document and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all reasonable costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees, which shall include the reasonable fees and costs incurred in connection with the appeal of any judgment.

         13       Interest Provisions.

                  (a) Savings Clause. It is expressly stipulated and agreed to be the intent of Maker and Lender at all times to comply strictly with the applicable Texas law governing the Maximum Lawful Rate or amount of interest payable on this Note or the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Maker and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Lender's exercise of the option to accelerate the maturity of this Note and/or Related
         Indebtedness, or (iii) Maker will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Note and/or Related Indebtedness, then it is Maker's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically cancelled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of this Note and/or the Related Indebtedness (or, if this Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Maker and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Maker that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Maker and/or credit such excess interest against this Note and/or any Related Indebtedness then owing by Maker to Lender. Maker hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Maker will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Maker or crediting such excess interest against this Note and/or any Related Indebtedness then owing by Maker to Lender. All sums contracted for, charged or received by Lender for the use, forbearance or detention of any debt evidenced by this Note and/or any Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or any Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note and/or any Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note and/or any Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note and/or any Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

                  (b) Definitions. As used herein, the term "Maximum Lawful Rate" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by this Note and the other Loan Documents. As used herein, the term "Charges" shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law. As used herein, the term "Related Indebtedness" shall mean any and all debt paid or payable by Maker to Lender pursuant to the Loan Documents or any other communication or writing by or between Maker and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Maker to Lender under the Note.

                  (c) Ceiling Election.  To the extent that Lender is relying on
         Chapter 1D of the Texas Credit Title to determine the Maximum Lawful Rate payable on this Note and/or this Note and/or the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 1D, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 1D for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 1D or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect.

         14       Joint  and  Several  Liability.  If more  than  one  person or entity executes this Note as Maker, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security therefor; (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to enforce its rights against them or any security therefor; (iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to, any of them; and (v) submit (and waive all rights to object) to non-exclusive personal jurisdiction in the State of Texas, and venue in Dallas County, Texas, for the enforcement of any and all obligations under the Loan Documents.

         15       Amendments. This Note may not be changed, amended  or modified except in a writing expressly intended for such purposes and executed by the party against whom enforcement of the change, amendment or modification is sought.

         16       Purpose  of  Loan.  The  loan  evidenced  by this Note is made solely for business purposes and is not for personal, family, household or agricultural purposes.

         17       Participation. The holder of this Note may, from time to time, sell or offer to sell the loan evidenced by this Note, or interests therein, to one or more assignees or participants and is hereby authorized to disseminate any information it now has or hereafter obtains pertaining to the loan evidenced by this Note including, without limitation, any security for this Note and credit information on Maker, any of its principals and any guarantor of this Note to any assignee or participant or prospective assignee or prospective participant, the holder's affiliates including NationsBanc Montgomery Securities, Inc. in the case of Lender, any regulatory body having jurisdiction over the holder, and to any other parties as necessary or appropriate in holder's reasonable judgment. Maker shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such companies, assignee(s), and participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such person(s) would have had if such person(s) had been Lender hereunder.

         18       Successors  and  Assigns.  The  terms,  provisions,  covenants and conditions of this Note shall be binding upon Maker and the heirs, devisees, representatives, successors and assigns of Maker.

         19       Governing  Law.  THIS  NOTE,  AND  ITS  VALIDITY,  ENFORCEMENT
AND INTERPRETATION, SHALL BE GOVERNED BY LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW. MAKER HEREBY ACKNOWLEDGES THAT ITS BUSINESS OFFICE IS IN DALLAS COUNTY, TEXAS, AND THAT THE NOTE IS PAYABLE IN DALLAS COUNTY, TEXAS; THEREFORE, MAKER HEREBY CONFIRMS AND AGREES THAT ALL LEGAL ACTIONS INVOLVING THE VALIDITY OR ENFORCEMENT OF THIS NOTE (INCLUDING, BUT NOT LIMITED TO, ANY BANKRUPTCY PROCEEDINGS INVOLVING MAKER) SHALL HAVE JURISDICTION AND VENUE IN DALLAS COUNTY, TEXAS.

         20       Time of  Essence.  Time  shall be of the  essence in this Note with respect to all of Maker's obligations hereunder.

         21       Captions.  The  paragraph  headings  used  in  this  Note  are for convenience of reference only and shall not affect the meaning or interpretation of this Note.

         22       Limited    Recourse.    Subject  to    the    exceptions   and
qualifications described below, Maker shall not be personally liable for the payment of the indebtedness evidenced by or created or arising under this Note and any judgment or decree in any action brought to enforce the obligation of Maker to pay such indebtedness shall be enforceable against Maker only to the extent of its interest in the Mortgaged Property (as defined in the Mortgage) and any such judgment or decree shall not be subject to execution upon or be a lien upon the assets of Maker other than its interest in such Mortgaged Property. The foregoing limitation of personal liability shall be subject to the following exceptions and qualifications:

         (a) Maker shall be fully and personally liable for the following: (i) failure to pay taxes, assessments and any other charges which could result in liens against any portion of the Mortgaged Property; (ii) fraud or material misrepresentation;
                  (iii)  retention by Maker of any  payments,  rental  income or other funds arising with respect to any of the Mortgaged Property which, under the terms of the Loan Documents, should have been paid to Lender; (iv) all insurance proceeds, condemnation awards or other similar funds or payments attributable to the Mortgaged Property which, under the terms of the Loan Documents, should have been paid to Lender; (v) failure to protect and maintain the Mortgaged Property in accordance with the terms of the Loan Documents; and (vi) the failure of the Loan Documents to constitute a first and prior lien, assignment, pledge or security interest in or upon the Mortgaged Property, subject only to the matters permitted by the Loan Documents.

         (b) Nothing contained in this paragraph shall affect or limit the ability of the holder hereof to enforce any of its rights or remedies with respect to the Mortgaged Property.

         (c) Nothing contained in this paragraph shall affect or limit the rights of the holder hereof to proceed against any person or entity, including Maker, any partner in Maker or any other party, with respect to the enforcement of any guarantees of payment, guarantees of performance and completion, hazardous materials indemnification agreements or other similar rights.

         23       Statute of Frauds Notice.  THE LOAN DOCUMENTS  REPRESENT   THE
FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, Maker has duly executed this Note effective as of the date first above written.


                             MAKER:

                                    ROCK CREEK FUND XI, LTD.,
                                    a Texas limited partnership

                                    By:  McNeil Rock Creek Fund XI Corp.,
                                         a Texas corporation,
                                         its general partner


                                         By:      /s/  Ron K. Taylor
                                         Name:    Ron K. Taylor
                                         Title:   President